Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re: ZCO LIQUIDATING CORPORATION (f/k/a OCZ Technology Group, Inc.), et al.[1] Debtors.	Chapter 11 Case No. 13-13126 (PJW) Jointly Administered RE: Docket No. 491 & 492 D.S. Hearing Date: June 13, 2014 at 9:30 a.m. (ET) D.S. Obj. Deadline: June 6, 2014 at 4:00 p.m. (ET)

NOTICE OF (I) HEARING TO CONSIDER THE ADEQUACY OF DISCLOSURE

STATEMENT AND DEADLINE TO OBJECT TO DISCLOSURE STATEMENT AND

(II) TENTATIVE DATES FOR HEARING ON PLAN CONFIRMATION AND

DEADLINE TO OBJECT TO PLAN CONFIRMATION

PLEASE TAKE NOTICE THAT, on May 7, 2014, the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed with the United States Bankruptcy Court for the District of Delaware the Debtors’ Chapter 11 Plan of Liquidation [Docket No. 491] (as the same may be amended, modified, and/or supplemented, the “Plan”) and the Disclosure Statement for Debtors’ Chapter 11 Plan of Liquidation [Docket No. 492] (as the same may be amended, modified, and/or supplemented, the “Disclosure Statement”).

PLEASE TAKE FURTHER NOTICE THAT the Debtors intend to present the Disclosure Statement, and any changes or modifications thereto, for approval at a hearing before the Honorable Peter J. Walsh on June 13, 2014 at 9:30 a.m. (prevailing Eastern Time) convened at the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), 824 N. Market Street, 6th Floor, Courtroom No. 2, Wilmington, Delaware 19801 (the “Disclosure Statement Hearing”). The Disclosure Statement may be amended at any time prior to or at the Disclosure Statement Hearing, and the Disclosure Statement Hearing may be adjourned from time to time without further notice, except for the announcement of the adjourned date(s) at the Disclosure Statement Hearing or any continued hearing(s).

PLEASE TAKE FURTHER NOTICE THAT objections, if any, to the approval of the Disclosure Statement must be in writing and must: (a) state the name and address of the objector or entity proposing a modification to the Disclosure Statement and the amount of its claim or nature of its interest in the Debtors’ chapter 11 cases; (b) specify the basis and nature of any objection and set forth the proposed modification to the Disclosure Statement, together with suggested language; (c) be filed with the Clerk of the Bankruptcy Court, 824 N. Market Street, 3rd Floor, Wilmington, Delaware 19801 together with proof of service, on or before 4:00 p.m. (prevailing Eastern Time) on June 6, 2014 (the “Disclosure Statement Objection Deadline”); and (d) be served upon the following parties so as to be received on or

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: ZCO Liquidating Corporation (1093); Indilinx, Inc. (0763); and Sanrad, Inc. (2916). The Debtors’ current mailing address is 6373 San Ignacio Avenue, San Jose, California, 95119.

before the Disclosure Statement Objection Deadline: (i) the Debtors, ZCO Liquidating Corporation, 6373 San Ignacio Avenue, San Jose, California, 95119, Attn: Timothy Boates; (ii) counsel for the Debtors, Young Conaway Stargatt & Taylor, LLP, 1000 North King Street, Wilmington, Delaware 19801, Attn: Michael R. Nestor; (iii) counsel for the Official Committee of Unsecured Creditors, Greenberg Traurig, LLP, The Nemours Building, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, Attn: Dennis A. Meloro; and Kelley Drye & Warren LLP, 101 Parke Avenue, New York, New York, 10178, Attn: Eric R. Wilson; and (iv) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801, Attn: David Buchbinder (the “Objection Notice Parties”).

PLEASE TAKE FURTHER NOTICE THAT, at the Disclosure Statement Hearing, the Debtors intend to request that the Court establish (i) 4:00 p.m. (prevailing Eastern Time) on July 3, 2014 as the deadline for parties to submit objections to confirmation of the Plan (as may be amended) (the “Confirmation Objection Deadline”), and (ii) July 11, 2014 at 9:30 a.m. (prevailing Eastern Time) as the date for the hearing to consider confirmation of the Plan (as may be amended) (the “Confirmation Hearing”). Upon entry of an order establishing the Confirmation Objection Deadline and scheduling the Confirmation Hearing, the Debtors will file and serve notice of the same. Please note that the Plan may be amended at any time after the filing and service of this Notice up to and including the Confirmation Hearing. The Confirmation Hearing may be adjourned from time to time without further notice, except for the announcement of the adjourned date(s) on the docket for these cases or at the Confirmation Hearing. Any party wishing to object to confirmation of the Plan will be required to file an objection substantially in the format set forth above for objections to the Disclosure Statement and serve such objection on the Objection Notice Parties by the Confirmation Objection Deadline.

PLEASE TAKE FURTHER NOTICE THAT an electronic copy of the docket in these cases and copies of the Plan and the Disclosure Statement may be obtained by parties in interest free of charge on the dedicated webpage for these cases www.gcginc.com/cases/ocz. The Plan and Disclosure Statement are also available for inspection during regular business hours at the office of the Clerk of the Bankruptcy Court, 3rd Floor, 824 N. Market Street, Wilmington, Delaware 19801 or at the Bankruptcy Court’s website (http://www.deb.uscourts.gov) by following the directions for accessing the ECF system on such website. Finally, copies of the Plan and the Disclosure Statement may be obtained from counsel to the Debtors by request to Chad Corazza (ccorazza@ycst.com).

Dated:	May 8, 2014	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Wilmington, Delaware
/s/ Ryan M. Bartley
Michael R. Nestor (No. 3526)
Matthew B. Lunn (No. 4119)
Jaime Luton Chapman (No. 4936)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Counsel to the Debtors and Debtors in Possession

2